Exhibit 4.4

                          SECURITIES PURCHASE AGREEMENT

                                   dated as of

                                 April 21, 1998

                                  by and among

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION,
                                 as the Issuer,

                                       and

               THE PURCHASERS LISTED ON SCHEDULE I ATTACHED HERETO

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                        SECURITIES PURCHASE AGREEMENT

      AGREEMENT, dated as of April 21, 1998, among American International Petroleum Corporation (the "Company") and the Purchasers listed on Schedule I attached hereto (each a "Purchaser" and collectively, the "Purchasers").

                               R E C I T A L S:

      WHEREAS, the Company desires to sell and issue to the Purchasers, and the Purchasers desire to purchase from the Company, $12,000,000 aggregate principal amount of the Company's 14% Convertible Notes due April 21, 2000 (the "Convertible Notes"), with terms and conditions as set forth in the form of Convertible Note attached hereto as Exhibit A; and

      WHEREAS, the Convertible Notes will be convertible into shares of the Company's common stock, par value $.08 per share (the "Common Stock"); and

      WHEREAS, in order to induce the Purchasers to enter into the transactions described in this Agreement, the Company desires to issue to the Purchasers an aggregate of 1,400,000 warrants to purchase shares of Common Stock on the terms and conditions described in the form of the common stock purchase warrant attached hereto as Exhibit B (the "Warrants"); and

      WHEREAS, the Purchasers will have certain registration rights with respect to such shares of Common Stock issuable (i) as interest under, and upon conversion of, the Convertible Notes (collectively, the "Conversion Shares"), and (ii) upon exercise of the Warrants (the "Warrant Shares") as set forth in the Registration Rights Agreement in the form attached hereto as Exhibit C; and

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   DEFINITIONS

      SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

      "Additional Shares of Common Stock" has the meaning set forth in Section 11.6.

      "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the

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Subject Person or (ii) any other Person (other than the Subject Person or a
Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

      "Agreement" means this Securities Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Amendment Agreement" has the meaning set forth in Section 6.1(r).

      "Asset Sale" has the meaning set forth in Section 8.5.

      "Balance Sheet Date" has the meaning set forth in Section 4.7.

      "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

      "Benefit Plans" has the meaning set forth in Section 4.9(b).

      "Budget" has the meaning set forth in Section 4.27.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

      "Capital Reorganization" has the meaning set forth in Section 11.5.

      "Change of Control" means (i) after the date of this Agreement, any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such sections) other than the Purchasers shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 33?% or more of the outstanding shares of Common Stock of the Company; (ii) any sale or other disposition (other than by reason of death or disability) to any Person of more than 25,000 shares of Common Stock of the Company by any executive officers and/or directors of the Company (including, but not limited to, George Faris, William Tracy and Denis Fitzpatrick) within ten (10) Trading Days following the delivery of any Purchase Notice pursuant to the terms of the Equity Agreement (as such term is defined therein); (iii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 50.1% of the Directors still in office who are either Directors as of the date hereof or

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whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

      "Closing Bid Price" shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. ("Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest trading price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such securities as reported in the "Pink Sheets" by the National Quotation Bureau, Inc. If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by the Purchasers and the Company for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

      "Closing Date" means the First Closing Date or the Second Closing Date, as applicable, and "Closing Date" or "Closings" means both of such dates.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

      "Common Stock" means the common stock, $.08 par value per share, of the Company.

      "Company" means American International Petroleum Corporation, a Nevada corporation, and its successors.

      "Company Corporate Documents" means the certificate of incorporation and by-laws of the Company.

      "Consolidated Net Worth" means at any date the total shareholder's equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

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      "Consolidated Subsidiary" means at any date with respect to any Person any
Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

      "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise .

      "Conversion Date" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of a Convertible Note by the holder thereof to the Company as specified in each Convertible Note.

      "Conversion Price" has the meaning set forth in the Convertible Notes.

      "Conversion Shares" has the meaning set forth in the Recitals.

      "Convertible Notes" means the Company's 14% Convertible Notes substantially in the form set forth as Exhibit A hereto.

      "Deadline" has the meaning set forth in Section 10.1.

      "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

      "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Default Fee" has the meaning set forth in the Section 10.4.

      "Derivative Securities" has the meaning set forth in Section 8.7.

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      "Discounted Equity Offerings" has the meaning set forth in Section 8.7.

      "Directors" means the individuals then serving on the Board of Directors or similar such management council of the Company.

      "Disposition" has the meaning set forth in Section 7.15.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

      "Equity Agreement" has the meaning set forth in Section 6.1(q).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

      "Event of Default" has the meaning set forth in Article XII hereof.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Expense Reimbursement Fee" has the meaning set forth in Section 13.4.

      "Financing" means a public or private financing consummated (meaning closing and funding) through the issuance of debt or equity securities (or securities convertible into or exchangeable for debt or equity securities) of the Company, other than Permitted Financings.

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      "First Closing Date" means the date on which all of the conditions set forth in Sections 6.1 and 6.3 shall have been satisfied and Convertible Notes in the aggregate principal amount of $5,000,000 and Warrants to acquire 1,400,000 shares of Common Stock are issued by the Company to the Purchasers.

      "Fixed Price(s)" has the meaning set forth in Section 11.1.

      "Formula Price" shall mean a dollar amount equal to the greater of (i) the aggregate principal amount of the Convertible Notes then outstanding, together with all accrued and unpaid interest thereon, and (ii) the sum of (A) the product of (x) the number of shares of Common Stock into which the Convertible Notes being redeemed are then convertible at the then current Conversion Price and (y) the Market Price as reported by Bloomberg, L.P. on the applicable date the Convertible Notes are redeemed, plus (B) accrued and unpaid interest on the Convertible Notes through the date of repayment.

      "GAAP" has the meaning set forth in Section 1.2.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

      "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

      "Intellectual Property" has the meaning set forth in Section 4.20.

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      "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

      "Lien" means, any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "Liquidity Event" has the meaning set forth in Section 10.4(b).

      "Listing Applications" has the meaning set forth in Section 4.4.

      "Majority Holders" means (i) as of the Closing Date, the Purchasers and
(ii) at any time thereafter, the holders of more than 50% in aggregate principal amount of the Convertible Notes outstanding at such time.

      "Market Price" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.

      "Market Price Test" has the meaning set forth in Section 6.2.

      "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

      "Material Transaction" has the meaning set forth in Section 10.3(b).

      "Maturity Date" shall mean the date of maturity of the Convertible Notes; specifically, April 21, 2000.

      "Maximum Number of Shares" shall mean 19.9% of the then issued and outstanding shares of Common Stock of the Company as of the applicable date of determination, or such greater number of shares as the stockholders of the Company may have previously approved pursuant to Section 4.3 of each Convertible Note.

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      "Nasdaq Market" means the Nasdaq Stock Market's National Market System.

      "Nasdaq Redemption Event" has the meaning set forth in Section 3.4.

      "Net Cash Proceeds" means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out- of-pocket expenses payable in connection with such transaction, and (ii) in the case of dispositions of assets, (A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.

      "Non-Recourse Financing" means Debt of the Company or any Subsidiary which, by its terms, bars the lender thereof from any action against the Company or any Subsidiary, as borrower or guarantor, if the security value of the project or asset pledged in respect thereof falls below the amount required to repay such Debt.

      "Notice of Conversion" means the form to be delivered by a holder of a Convertible Note upon conversion of all or a portion thereof to the Company substantially in the form of Exhibit A to the form of Convertible Note.

      "Notice of Exercise" means the form to be delivered by a holder of a Warrant upon exercise of all or a portion thereof to the Company substantially in the form of Exhibit A to the form of Warrant.

      "Officer's Certificate" shall mean a certificate executed by the President, chief executive officer or chief financial officer of the Company in the form of Exhibit F attached hereto.

      "Other Taxes" has the meaning set forth in Section 3.6(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permits" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry n the business of the Company and the Subsidiaries.

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      "Permitted Financings" shall mean (i) any Financing which is followed by
(x) a reduction of the Commitment (as such term is defined in the Equity Agreement) to zero and (y) the payment of all amounts and consideration due and owing to the Purchasers upon the occurrence of such event as contemplated by the Equity Agreement, (ii) a Non-Recourse Financing transaction for a specific project or asset of the Company, (iii) an underwritten offering of the Common Stock, provided such offering provides for the registration as part of the underwritten offering of all shares of Common Stock which are Registrable Securities, and (iv) Financings associated with the projects described on
Schedule 4.1 hereof.

      "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

      "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA group for employees of any member of the ERISA group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA group.

      "Purchase Price" means the purchase price for the Securities set forth in
Section 2.2 hereof.

      "Purchasers" means, collectively, those entities listed on the signature page hereto and their successors and assigns, including holders from time to time of the Convertible Notes.

      "Registrable Securities" has the meaning set forth in Section 10.4(a).

      "Registration Default" has the meaning set forth in Section 10.4(e).

      "Registration Maintenance Period" has the meaning set forth in Section 10.4(c).

      "Registration Statement" has the meaning set forth in Section 10.4(b).

      "Registration Rights Agreement" means the agreement between the Company and the Purchasers dated the date hereof substantially in the form set forth in Exhibit C attached hereto.

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      "Required Effectiveness Date" has the meaning set forth in Section
10.4(b).

      "Reserve Amount" has the meaning set forth in Section 7.10.

      "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends from a wholly-owned direct or indirect Subsidiary of the Company to its parent corporation), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock or (iii) any loan, or advance or capital contribution to any Person (a "Stockholder") owning any capital stock of such Person other than relocation, travel or like advances to officers and employees in the ordinary course of business, and other than reasonable compensation as determined by the Board of Directors.

      "Rights Offering" has the meaning set forth in Section 11.3.

      "Sale Event" has the meaning in Section 3.4.

      "SEC Reports" shall have the meaning set forth in Section 4.7.

      "Second Closing Date" means the date that all conditions set forth in Sections 6.2 and 6.3 have been satisfied and the Company has issued an additional $7,000,000 of Convertible Notes to the Purchasers.

      "Securities" means the Convertible Notes, the Warrants and, as applicable, the Conversion Shares and the Warrant Shares.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Share Reorganization" has the meaning set forth Section 11.2.

      "Solvency Certificate" shall mean a certificate executed by the chief financial officer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts, all after giving effect to the issuance and sale of the Convertible Notes and the completion of the offering (including without limitation the payment of any fees or expenses in connection therewith), which such Solvency Certificate shall be in the form of Exhibit E attached hereto.

      "Special Distribution" has the meaning set forth in Section 11.4.

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      "Subsidiary" means, with respect to any Person, any corporation or other entity of which (x) a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person or (y) the results of operations, the assets and the liabilities of which are consolidated with such Person under GAAP.

      "Subsidiary Corporate Documents" means the certificates of incorporation and by-laws of each Subsidiary.

      "Taxes" has the meaning set forth in Section 3.6.

      "Trading Day" shall mean any Business Day in which the Nasdaq Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

      "Transaction Agreements" means this Agreement, the Convertible Notes, the Warrants, and the Registration Rights Agreement.

      "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

      "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "Warrants" means the Common Stock Purchase Warrants issued to the Purchasers for 1,400,000 shares of Common Stock in the aggregate on the First Closing Date in the form of Exhibit B hereto.

      "Warrant Shares"  has the meaning set forth in the Recitals.

      SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a

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consistent basis (except for changes concurred in by the Company's independent public accountants) ("GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.

                                  ARTICLE II

                       PURCHASE AND SALE OF SECURITIES

      SECTION 2.1. Purchase and Sale of Convertible Notes.

            (a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, Convertible Notes in the aggregate principal amount of up to $12,000,000.

            (b) Each Purchaser shall acquire a portion of the Convertible Notes on the applicable Closing Date in an aggregate principal amount as set forth on a schedule to be delivered by such Purchasers to the Company on the applicable Closing Date. Five million dollars ($5,000,000) principal amount of Convertible Notes will be acquired on the First Closing Date and seven million dollars ($7,000,000) principal amount of Convertible Notes will be acquired on the Second Closing Date, subject, however, to satisfaction of all conditions precedent to each such Closing, unless the Purchasers agree otherwise, in their sole discretion.

            c) In connection with the Purchasers agreement to purchase the Convertible Notes specified in this Article II, the Company shall issue and deliver to the Purchasers on the First Closing Date Warrants to purchase an aggregate of 1,400,000 shares of Common Stock.

            (d) The portion of the Convertible Notes and Warrants to be acquired by each Purchaser on the First Closing Date is set forth on Schedule I attached hereto. The Purchasers may, by mutual agreement, and by written notice to the Company, determine to acquire the Convertible Notes to be issued on the Second Closing Date in different proportions than as set forth on Schedule I. In such event, the Company shall, if directed in writing by all Purchasers, amend and restate the Warrants issued on the First Closing Date to the Purchasers to reflect an ownership thereof based upon the aggregate pro rata portion of all Convertible Notes held by the applicable Purchasers after the Second Closing Date.

      SECTION 2.2. Purchase Price. The purchase price for the Convertible Notes shall be 99% of the principal amount thereof. No part of the purchase price of the Convertible Notes shall be allocated to the Warrants. Therefore, the aggregate

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consideration payable by the Purchasers to the Company for the Convertible Notes
and the Warrants shall be (x) $4,950,000 on the first Closing Date and (y) $6,930,000 on the Second Closing Date (the "Purchase Price").

      SECTION 2.3 Closing and Mechanics of Payment.

            (a) On each Closing Date, subject to the satisfaction of all terms and conditions set forth herein, each of the Purchasers shall deliver by wire transfer to the Company immediately available funds in an amount equal to the portion of the Purchase Price of the Convertible Notes to be purchased by such Purchaser on such Closing Date. On the First Closing Date, each Purchaser shall subtract from such Purchase Price such Purchaser's ratable share of $25,000, representing an estimate of the Expense Reimbursement Fee. Within ten (10) days of the receipt of notice from the Purchasers, the Company shall pay any funds due and owing as the Expense Reimbursement Fee in excess of the estimated Expense Reimbursement Fee withheld from the Purchase Price as described herein.

            (b) Subject to satisfaction of the conditions set forth in Sections
      6.1 and 6.3 hereof, the First Closing Date shall occur on April 21, 1998.

            (c) The Second Closing Date shall occur on a date selected by the Purchasers no later than (x) May 15, 1998 or (y) the date all conditions precedent of the Company set forth in Section 6.2 shall have been satisfied, whichever shall be the latter to occur.

            (d) On each Closing Date, against payment as set forth in subsection 2.3(a) above, the Company shall deliver to each Purchaser (i) a single Convertible Note for each Purchaser representing the principal amount of such Convertible Note issued to such Purchaser as of each Closing Date, and (ii) on the First Closing Date a single Warrant for each Purchaser representing the number of Warrants issued to such Purchaser as of the First Closing Date.

            (e) The Warrants and the Convertible Notes issued on both the First Closing Date and the Second Closing Date shall be dated the date hereof; provided; however, interest shall accrue on the applicable Convertible Notes only from and after the date of funding thereof.

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                                 ARTICLE III

                      PAYMENT TERMS OF CONVERTIBLE NOTE

      SECTION 3.1. Payment of Principal and Interest; Payment Mechanics. The Company will pay all amounts due on each Convertible Note by the method and at the address specified for such purpose by the applicable Purchaser in writing, without the presentation or surrender of any Convertible Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of this Convertible Note, the holder shall surrender the Convertible Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any Convertible Note, the holder thereof will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender the Convertible Note to the Company in exchange for a new Convertible Note or Convertible Notes. The Company will afford the benefits of this Section 3.1 to any direct or indirect transferee of the Convertible Note purchased under this Agreement and that has made the same agreement relating to this Convertible Note as the Purchaser has in this Section 3.1; provided that such transferee is an "accredited investor" under Rule 501 of the Securities Act.

      SECTION 3.2 Payment of Interest. Interest shall accrue on the outstanding principal amount of each Convertible Note and shall be payable as specified therein.

      SECTION 3.3. Voluntary Prepayment. For so long as no Event of Default shall have occurred and is continuing, the Company may, at its option, repay, in whole or in part, the Convertible Notes at the Formula Price thereof following at least five (5) Business Days prior written notice to the Purchasers (the expiration of such five (5) Business Day period being referred to as the "prepayment date"); provided, however, that if such date is not a Business Day, the prepayment date shall be the next Business Day thereafter. Partial prepayments shall be in an aggregate principal amount of at least $500,000 or a multiple of $100,000 thereof.

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      SECTION 3.4. Mandatory Prepayments.

            (a) Upon (i) the occurrence of a Change of Control of the Company,
      (ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions,
      (iii) a consolidation, merger or amalgamation of the Company with or into another Person in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), or (iv) the occurrence of a Registration Default which continues uncured for a period of forty-five (45) days, then, in each case, the Company shall, upon request of the Majority Holders, redeem this Convertible Note in cash for the Formula Price.

            (b) Upon the consummation of one or more Financings, the Company shall use 100% of the Net Cash Proceeds therefrom (unless such Net Cash Proceeds from each such Financing is less than $250,000) to redeem the Convertible Notes. The redemption price payable upon any such redemption shall be the Formula Price.

            (c) Upon the issuance of the Maximum Number of Shares and the failure within 90 days of such issuance to obtain shareholder approval to issue additional shares of Common Stock (the "Nasdaq Redemption Event"), the Company shall redeem the outstanding balance of each Convertible Note for the Formula Price as set forth in Section 4.3 of the Convertible Notes.

      SECTION 3.5. Prepayment Procedures.

            (a) Any permitted prepayment or redemption of the Convertible Notes pursuant to Sections 3.3 or 3.4 above shall be deemed to be effective and consummated (for purposes of determining the Formula Price and the time at which the Purchasers shall thereafter not be entitled to deliver a Notice of Conversion for the Convertible Notes) as follows:

                  (I) A prepayment pursuant to Section 3.3, the "prepayment
            date" specified therein;

                  (II) A redemption pursuant to Section 3.4(a), the date of
            consummation of the applicable Sale Event or the Registration
            Default;

                  (III) A redemption pursuant to Section 3.4(b), three (3)
            Business Days following the date of consummation of the applicable Financing (meaning closing and funding); and

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                  (IV) A redemption pursuant to Section 3.4(c), the date
            specified in each Convertible Note.

            (b) On the Maturity Date and on the effective date of a repayment or redemption of the Convertible Notes as specified in Section 3.5(a) above, the Company shall deliver by wire transfer of funds the repayment/redemption price to each Purchaser of the Convertible Notes subject to redemption. Should any Purchaser not receive payment of any amounts due on redemption of its Convertible Notes by reason of the Company's failure to make payment at the times prescribed above for any reason, the Company shall pay to the applicable holder on demand (x) interest on the sums not paid when due at an annual rate equal to the lesser of (I) the maximum lawful rate and (II) 18% per annum, compounded at the end of each thirty (30) days, until the applicable holder is paid in full and (y) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit or other formal proceedings are instituted.

            (c) The Company shall select the Convertible Notes to be redeemed in any redemption in which not all of the Convertible Notes are to be redeemed so that the ratio of the Convertible Notes of each holder selected for redemption to the total Convertible Notes owned by that holder shall be the same as the ratio of all such Convertible Notes selected for redemption bears to the total of all then outstanding Convertible Notes. Should any Convertible Notes required to be redeemed under the terms hereof not be redeemed solely by reason of limitations imposed by law, the applicable Convertible Notes shall be redeemed on the earliest possible dates thereafter to the maximum extent permitted by law.

            (d) Any Notice of Conversion delivered by any Purchaser (including delivery via telecopy) to the Company prior to the (x) Maturity Date or
      (y) effective date of a voluntary repayment pursuant to Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above), shall be honored by the Company and the conversion of the Convertible Notes shall be deemed effected on the Conversion Date. In addition, between the effective date of a voluntary prepayment pursuant to
      Section 3.3 or a mandatory prepayment pursuant to Section 3.4 as specified in Section 3.5(a) above and the date the Company is required to deliver the redemption proceeds in full to the Purchasers, the Purchasers may deliver a Notice of Conversion to the Company. Such notice will be (x) of no force or effect if the Company timely pays the redemption proceeds to the Purchasers when due or (y) honored on or as of the date the Notice of Conversion if the Company fails to timely pay the redemption proceeds to the Purchasers when due.

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      SECTION 3.6 Payment of Additional Amounts.

            (a) Any and all payments by the Company hereunder or under the Convertible Notes to any Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Convertible Notes (i) the holders of Convertible Notes subject to such Taxes shall have the right, but not the obligation, for a period of thirty
      (30) days commencing upon the day it shall have received written notice form the Company that it is required to withhold Taxes to transfer all or any portion of the Convertible Notes to a qualified assignee to the extent such transfer can be effected in accordance with the other provisions of this Agreement and applicable law; (ii) the Company shall make such deductions or withholdings; (iii) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 3.6) such Purchaser receives an amount equal to the sum it would have received if no such deduction or withholding had been made; and (iv) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. A "qualified assignee" of a Purchaser is a Person that is organized under the laws of (I) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to the Company that payments of the Company to such assignee under the laws in existence on the date of this Agreement would not be subject to any Taxes and (z) from time to time, as and when requested by the company, executes and delivers to the Company and the Internal Revenue Service forms, and provides the Company with any information necessary to establish such assignee's continued exemption from Taxes under applicable law.

            (b) The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under any of the Transaction Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes payable solely as a result of the transfer from the Purchasers to a Person of any Security.

            (c) The Company shall indemnify each Purchaser, or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.6) paid by each Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses)

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      arising therefrom or with respect thereto, whether or not such Taxes or
      Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Purchaser or assignee makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Company by such Purchaser or assignee shall be conclusive evidence of the amount due from the Company to such party.

            (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to each Purchaser the original or a certified copy of a receipt evidencing payment thereof.

            (e) Each Purchaser shall provide to the Company a Form W-8, stating that it is a non-U.S. person, together with any additional tax forms which may be required under the Code, as amended after the date hereof, to allow interest payments to be made to it without deduction.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Purchasers, and each of them, as of the Closing Date the following:

      SECTION 4.1. Organization and Qualification. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 4.1 sets forth a list of all Subsidiaries and the country or jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets or condition (financial or otherwise) of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

      SECTION 4.2. Authorization and Execution.

            (a) The Company has all requisite corporate power and authority to enter into and perform each Transaction Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

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            (b) The execution, delivery and performance by the Company of each
      Transaction Agreement and the issuance by the Company of the Securities have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

            (c) This Agreement has been duly executed and delivered by the Company.

            (d) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the other Transaction Agreements will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms.

      SECTION 4.3. Capitalization. As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 4.3 hereto and no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on Schedule 4.3 hereto, as of the date hereof,
(i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Notes, Conversion Shares, Warrants or Warrant Shares. The Company has furnished to Purchasers true and correct copies of the Company's Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

      SECTION 4.4. Governmental Authorization. The execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full

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force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect, (c) listing applications ("Listing Applications") to be filed with the Nasdaq Market relating to the Conversion Shares and Warrant Shares of Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants, and (d) the filing of a "Form D" as described in Section 7.13 below.

      SECTION 4.5. Issuance of Shares. Upon conversion in accordance with the terms of the Convertible Notes or upon exercise in accordance with the terms of the Warrants (assuming the payment of the exercise price set forth in the Warrants), the Conversion Shares and Warrant Shares shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any Taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company. Assuming the representations and warranties of the Purchasers herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of Conversion Shares and Warrant Shares could dilute the ownership interests of other stockholders of the Company. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Notes, and Warrant Shares upon exercise of the Warrants, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

      SECTION 4.6. No Conflicts. The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents, (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a Material Adverse Effect.

      SECTION 4.7. Financial Information and SEC Reports. Since January 1, 1996, the Company has timely filed all forms, reports and documents with the Commission required to be filed by it under the Exchange Act through the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the "SEC Reports"). The Company has delivered to each Purchaser true and

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complete copies of the SEC Reports, except for such exhibits and incorporated documents. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company's most recent Report on Form 10-K for the year ended December 31, 1997 which have not been disclosed in the Company's SEC Reports or to the Purchasers in writing. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or contingent. Since December 31, 1997 (the "Balance Sheet Date"), except as disclosed in the SEC Reports, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

      SECTION 4.8. Litigation. Except as set forth in the SEC Reports, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or which challenges the validity of any Transaction Agreements.

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      SECTION 4.9. Compliance with ERISA and other Benefit Plans.

      (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

      (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

      SECTION 4.10. Environmental Matters. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

      SECTION 4.11. Taxes. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which

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adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

      SECTION 4.12. Investments, Joint Ventures. Other than as set forth on
Schedule 4.1, , the Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

      SECTION 4.13. Not an Investment Company. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 4.14. Full Disclosure. The information heretofore furnished by the Company to the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to the Purchasers will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

      SECTION 4.15. No Solicitation; No Integration with Other Offerings. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than the Purchasers) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to the Purchasers and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act. The issuance of the Securities to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq Market.

      SECTION 4.16. Permits. (a) Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or

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termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

      SECTION 4.17. Leases. Except as disclosed on Schedule 4.17 hereto, neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $100,000 during the life of such lease.

      SECTION 4.18. Absence of Any Undisclosed Liabilities or Capital Calls. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 4.7 hereof and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

      SECTION 4.19. Public Utility Holding Company. Neither the Company nor any Subsidiary is, or will be upon the issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

      SECTION 4.20. Intellectual Property Rights. Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of the Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

      SECTION 4.21. Insurance. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

      SECTION 4.22. Title to Properties. The Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in Section 4.7, free and clear of all Liens, other than Liens set forth on Schedule 4.22.

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      SECTION 4.23. Eligibility to Use Form S-3. As of the date hereof, the
Company meets the "registrant eligibility" requirements set forth in the general instructions applicable to registration statements on Form S-3 covering the resale of the Registrable Securities.

      SECTION 4.24. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      SECTION 4.25. Year 2000 Compliance.

      (a) Computer and Other Systems. All software programs and computer hardware that are owned, leased or licensed by the Company and each Subsidiary, or used by third parties on behalf of the Company and each Subsidiary ("Computer Systems"), are designated to be used prior to, during and after the calendar year 2000 A.D., including leap years; (b) all other operational systems that use software or equipment that are owned, leased, or licensed by the Company and each Subsidiary, or used by third parties on behalf of the Company and each Subsidiary ("Other Systems"), are designated to be used prior to, during and after the calendar year 2000 A.D., including leap years; (c) the Computer Systems and Other Systems will properly operate during each such period without error or degradation of performance caused by a lack of Year 2000 Capabilities, and (d) the Computer Systems and Other Systems will properly operate during each such period without requiring intervention or modification to Date Data.

      (b) Capabilities of Suppliers, Vendors and Landlords. To the best of the Company's knowledge after specific inquiry of all of its material suppliers, vendors and landlords, the Company and each Subsidiary will not suffer a loss from interruption or cessation of business operations, in whole or in part, as a result of such suppliers, vendors or landlords failing to provide materials, labor, supplies or access to leased space for the operation of the Company and each Subsidiary as a result of such suppliers or vendors not having Year 2000 Capabilities.

      (c) For purposes of this Agreement, (x) "Year 2000 Capabilities" means the ability to: (i) manage and manipulate data involving dates, including single century formulas and multi-century formulas, in a manner that will not cause an abnormally ending scenario or generate incorrect values or invalid results involving such dates, (ii) include the indication of proper century dates in all date-related user interface functions and date fields, and (iii) operate with proper century dates in date-related software or hardware interface functions and (y) "Date Data" means any existing data or input of date which includes an indication of or reference to date.

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      SECTION 4.26. Foreign Practices. Neither the Company nor any of its
Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payments of funds of the Company or any Subsidiary, or received or retained any funds, in each case (x) in violation of any law, rule or regulation or (y) of a character required to be disclosed by the Company in any of the SEC Reports.

      SECTION 4.27 Future Outside Capital. Attached hereto as Schedule 4.27 is a copy of the Company's Budget (the "Budget"), detailing the proposed use of the proceeds obtained from this financing transaction and the Equity Agreement. The Budget has not been materially altered since the date listed therein. As of the date hereof, and for a period of twenty-four (24) months from the date hereof, based on the Budget, the Company and its Subsidiaries will have no further need for outside capital other than (i) Purchase Price to be paid by the Funds on the Second Closing Date, (ii) Non-Recourse Financings for specific projects not expected to exceed $20,000,000 in the aggregate as contemplated by the Budget and (iii) net proceeds from draws pursuant to the Equity Agreement.

                                  ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      SECTION 5.1. Purchasers. Each Purchaser severally (and not jointly) hereby represents and warrants to the Company solely as to such Purchaser that:

            (a) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Purchaser's property shall at all times be and remain within its control;

            (b) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant hereto are within the Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

            (c) this Agreement has been duly executed and delivered by the Purchaser.

            (d) the execution and delivery by the Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any

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      provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon such Purchaser;

            (e) such Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement or the remaining Transition Agreements;

            (f) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

            (g) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment;

            (h) the Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; the Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; the Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit any Purchaser's ability to rely thereon;

            (i) no part of the source of funds used by the Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest; and

            (j) the Purchaser is a corporation organized under the laws of the Nevis West Indies.

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                                  ARTICLE VI

                CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

      SECTION 6.1. Conditions Precedent to the Purchasers' Obligation to Purchase. The obligation of each Purchaser hereunder to purchase the Convertible Notes at the Closing is subject to the satisfaction, on or before the Closing Date of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion:

            (a) The Company shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Purchasers;

            (b) The Company shall have delivered to the Purchasers duly executed certificates representing the Convertible Notes and the Warrants in accordance with Section 2.3 hereof;

            (c) The Company shall have delivered the Solvency Certificate;

            (d) The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date. The Purchasers' shall have received an Officer's Certificate executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchasers, including but not limited to certificates with respect to the Company Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company. The form of such certificate is attached hereto as Exhibit F;

            (e) The Company shall have received all governmental, Board of Directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities;

            (f) All applicable waiting periods in respect to the issuance and sale of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

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            (g) No law or regulation shall have been imposed or enacted that, in the judgment of the Purchasers, could adversely affect the transactions set forth herein or in the other Transaction Agreements, and no law or regulation shall have been proposed that in the reasonable judgment of Purchasers could reasonably have any such effect;

            (h) Each of the Purchasers shall have received an opinion, dated the Closing Date, of counsel to the Company, substantially in the form attached as Exhibit G hereto;

            (i) All fees and expenses due and payable by the Company on or prior to the Closing Date shall have been paid;

            (j) The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Purchasers;

            (k) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary since December 31, 1997;

            (l) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the holders of the Securities or the Purchasers hereunder;

            (m) The Purchasers shall have confirmed receipt of the Convertible Notes and the Warrants to be issued, duly executed by the Company in the denominations and registered in the names of the Purchasers specified in or pursuant to Schedule I;

            (n) There shall not have occurred any disruption or adverse change in the financial or capital markets generally, or in the market for the Common Stock (including but not limited to any suspension or delisting), which the Purchasers reasonably deem material in connection with the purchase of the Securities;

            (o) Immediately before and after the Closing Date, no Default or Event of Default shall have occurred and be continuing;

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            (p) The Purchasers shall have received all other opinions, resolutions, certificates, instruments, agreements or other documents as they shall reasonably request;

            (q) An Equity Financing Agreement in the form attached as Exhibit D hereto between certain of the Purchasers and the Company (the "Equity Agreement") shall be executed by the Company; and

            (r) An Amendment Agreement in the form attached hereto as Exhibit H hereto between certain of the Purchasers and the Company amending certain of the terms of a Securities Purchase Agreement (and the related documents executed in connection therewith) dated October 9, 1997 (the "Amendment Agreement") shall be executed by the Company.

      SECTION 6.2. Conditions Precedent to Second Closing Date. The obligation of the Purchasers to purchase Convertible Notes pursuant to this Agreement on the Second Closing Date is subject to the satisfaction, on or before the Second Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion:

            (a) The Company shall have delivered to each of the Purchasers, with respect to the Second Closing Date, the agreements, certificates, evidences, assurances and related documents as are required by Section 6.1 to be delivered on the First Closing Date, including the certificates specified in Sections 6.1(c), (d) and (p);

            (b) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary since the First Closing Date;

            (c) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date when made at such time (except for representations and warranties that speak as of a specified date), and as of the Second Closing Date as though made on and as of such date;

            (d) The Convertible Notes being purchased by the Purchaser on the Second Closing Date shall have been executed and delivered to the Purchasers by the Company;

            (e) The Company shall have timely performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by each Transaction Agreement (without incurring any liquidated damage penalties contemplated by any Transaction Document) to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date and no Default or Event of Default shall have occurred and then be continuing;

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            (f) The trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

            (g) No event requiring redemption of the Convertible Notes as specified in Section 3.4 shall have occurred;

            (h) The Registration Statement covering resales of the Registrable Securities shall have been filed with the Commission; and

            (i) The average of the DWASP (as such term is defined in the Convertible Notes) for the five (5) Trading Days immediately preceding the Second Closing Date shall be equal to or grater than $2.00 per share of Common Stock (the "Market Price Test").

The failure of the Company to satisfy each of the foregoing conditions prior to May 31, 1998 shall result in the termination of the Purchasers' obligation to purchase Convertible Notes on the Second Closing Date. If the Second Closing Date has not occurred prior to May 31, 1998 and the Purchasers have elected to terminate their obligation to purchase the Convertible Notes on the Second Closing Date solely as a result of the failure of the Company to satisfy the Market Price Test specified in Section 6.2(i) above, then the number of Warrants shall be reduced to an amount equal to the product of 1,400,000 multiplied by a fraction, the numerator of which is the aggregate stated principal amount of the Convertible Notes as funded by the Purchasers as of the date of such termination of such commitment and the denominator of which is $12,000,000.

      SECTION 6.3. Conditions to the Company's Obligations. The obligations of the Company to issue and sell the Securities to the Purchasers pursuant to this Agreement are subject to the satisfaction, at or prior to any Closing Date, of the following conditions:

            (a) The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects on the Closing Date and the Purchasers shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Purchasers at or prior to the Closing Date;

            (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

            (c) Receipt by the Company of duly executed counterparts of this Agreement and the Registration Rights Agreement signed by the Purchasers;

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            (d) The Company shall have received payment of the Purchase Price, less the Expense Reimbursement Fee;

            (e) The Equity Agreement shall have been executed and delivered by the Purchasers named therein; and

            (f) The Amendment Agreement shall have been executed and delivered by the Purchasers named therein.

                                 ARTICLE VII

                            AFFIRMATIVE COVENANTS

      The Company hereby agrees that, from and after the date hereof for so long as any Convertible Notes remain outstanding (except for Sections 7.1(a) and (d), 7.10, 7.11, 7.12 and 7.13, which shall apply for so long as any Convertible Notes or Warrants remain outstanding) and for the benefit of the Purchasers:

      SECTION 7.1. Information. The Company will deliver to each holder of the Convertible Notes:

            (a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), and (ii) all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company or any Subsidiary has filed with the Commission;

            (b) simultaneously with the delivery of each item referred to in clause (a) above, a certificate from the chief financial officer of the Company stating that no Default or Event of Default has occurred and is continuing, or, if as of the date of such delivery a Default shall have occurred and be continuing, a certificate from the Company setting forth the details of such Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

            (c) within two (2) days after any officer of the Company obtains knowledge of a Default or Event of Default, or that any Person has given any notice or taken any action with respect to a claimed Default hereunder, a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

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            (d) promptly upon the mailing thereof to the shareholders of the
      Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

            (e) at least two (2) Business Days prior to the consummation of any Financing or other event requiring a repayment of the Convertible Notes under Section 3.4, notice thereof together with a summary of all material terms thereof and copies of all documents and instruments associated therewith;

            (f) notice promptly upon the occurrence of any event by which the Reserved Amount becomes less than the sum of (i) 1.5 times the maximum number of Conversion Shares, plus (ii) the maximum number of Warrant Shares, in each case issuable pursuant the Transaction Agreements; and

            (g) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought or which the Company is required to disclose in its SEC Reports.

      SECTION 7.2. Payment of Obligations. The Company will, and will cause each Subsidiary to, pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

      SECTION 7.3. Maintenance of Property; Insurance. The Company will, and will cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

      SECTION 7.4. Maintenance of Existence. The Company will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

      SECTION 7.5. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of

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governmental authorities (including, without limitation, Environmental Laws and
ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

      SECTION 7.6. Inspection of Property, Books and Records. The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours, the Purchasers' Representative or an affiliate thereof, as representatives of the Purchasers, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes its independent public accountants to disclose and discuss with the Purchasers the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times.

      SECTION 7.7. Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

      SECTION 7.8. Use of Proceeds. The proceeds from the issuance and sale of the Convertible Notes by the Company shall be used to finance the Company's expansion efforts in Kazakstan and Russia and for other working capital purposes as described in the Budget. None of the proceeds from the issuance and sale of the Convertible Notes by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

      SECTION 7.9. Compliance with Terms and Conditions of Material Contracts. The Company will, and will cause each Subsidiary to, comply, in all respects, with all terms and conditions of all material contracts to which it is subject.

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      SECTION 7.10. Reserved Shares and Listings

            (a) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Notes and issuance of the Conversion Shares (based on the conversion price of the Convertible Notes in effect from time to time) and the exercise in full of the Warrants and the issuance of the Warrant Shares (based on the exercise price of the Warrants) (collectively, the "Reserved Amount"). The Company shall not reduce the Reserved Amount without the prior written consent of each Purchaser. With respect to all Securities which contain an indeterminate number of shares of Common Stock issuable in connection therewith (such as the Convertible Notes), the Company shall include in the Reserve Amount, no less than two (2) times the number of shares that is then actually issuable upon conversion or exercise of such Securities. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued or issuable upon conversion of the Convertible Notes and exercise of the Warrants, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, either (x) calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares or
(y) in lieu thereof, consummating the immediate repurchase of the Convertible Notes and Warrants contemplated in Section 4.3 of each Convertible Note and Sections 3.4(c) and 10.3 hereof, respectively.

            (b) The Company shall promptly file the Listing Applications and secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion or exercise of the Convertible Notes and Warrants. The Company will obtain and maintain the listing and trading of its Common Stock on the Nasdaq Market, the Nasdaq SmallCap Market, the New York Stock Exchange, Inc., or the American Stock Exchange Inc., and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to each Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on the Nasdaq Market.

      SECTION 7.11. Irrevocable Instructions. Upon receipt of a Notice of Conversion or Notice of Exercise, as applicable, the Company shall immediately issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares or Warrant Shares, as applicable, in such amounts as specified from time to time by each Purchaser to the Company upon proper conversion of the Convertible Notes or exercise of the Warrants. Upon conversion of any Convertible Notes in accordance with their terms and/or

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exercise of any Warrants in accordance with their terms, the Company will, and will use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion or Notice of Exercise, as the case may be. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable upon conversion of any Convertible Notes or exercise of any Warrants shall be issued to any transferee of such shares from a Purchaser without any restrictive legend. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this Section 7.11 shall affect in any way a Purchaser's obligation to comply with all securities laws applicable to such Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

      SECTION 7.12. Maintenance of Reporting Status; Supplemental Information. So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

      SECTION 7.13. Form D; Blue Sky Laws. The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the First Closing Date.

      SECTION 7.14. [Intentionally Omitted]

      SECTION 7.15. Shareholder Restrictions. Attached hereto as Schedule 7.15 is a list of all executive officers and directors of the Company. Each of George Faris, Denis Fitzpatrick and William Tracy covenants and agrees that he will not (and the Company agrees to ensure that such persons will not) directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (a "disposition") more than an aggregate of 25,000 shares of Common Stock legally or beneficially owned by them for a period of ten (10) Trading Days following each draw date under the Equity Agreement. The Company shall obtain the agreement of each executive officer and director of the Company within thirty (30) days of the date hereof to the restriction set

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forth in this Section 7.15, other than George Faris, Denis Fitzpatrick and
William Tracy, each of whom shall have agreed to this restriction on the date hereof by their countersignature to this Agreement.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

      The Company hereby agrees that, from and after the date hereof for so long as any Convertible Notes remain outstanding and for the benefit of the
Purchasers:

      SECTION 8.1. Limitation on Debt or Other Liabilities. Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist (at any time after the Closing Date, after giving effect to the application of the proceeds of the issuance of the Securities) (i) any Debt except (x) Debt incurred in a Permitted Financing, (y) Debt incurred in connection with equipment leases to which the Company or its Subsidiaries are a party incurred in the ordinary course of business; and (z) Debt incurred in connection with trade accounts payable, imbalances and refunds arising in the ordinary course of business and
(ii) any equity securities (including Derivative Securities) (other than those securities that are issuable (x) under or pursuant to stock option plans, warrants or other rights programs that exist as of the date hereof and as are described on Schedule 8.1, (y) pursuant to the Equity Agreement or (z) in connection with the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement), unless the Company complies with the mandatory prepayment terms of Section 3.4(b) hereof.

      SECTION 8.2. Restricted Payments. Neither the Company nor any Subsidiary will declare or make Restricted Payments in excess of $50,000 during any calendar year, except Restricted Payments from the Subsidiaries listed on
Schedule 4.1 to the stockholders thereof (including the Company) pro rata in relation to the percentage ownership of such Subsidiary as disclosed thereon.

      SECTION 8.3. Transactions with Affiliates. The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (1) pursuant to those agreements specifically identified on Schedule 8.3 attached hereto (with a copy of such agreements annexed to such Schedule 8.3) and (2) on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined

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in good faith by the Board of Directors of the Company; provided that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

      SECTION 8.4. Merger or Consolidation. The Company will not, in a single transaction or a series of related transactions (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless the Company shall be the survivor of such merger or consolidation and (x) immediately before and immediately after giving effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and (y) the Company has delivered to the Purchasers an Officer's Certificate stating that such consolidation, merger or transfer complies with this Agreement, and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

      SECTION 8.5 Limitation on Asset Sales. Neither the Company nor any Subsidiary will consummate an Asset Sale of material assets of the Company or any Subsidiary without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld; provided, no consent of the Purchasers will be required for the disposition or farm-out all or a portion of the Company's working interest in Med Shipping Usturt Petroleum Limited and any disposition of the NAFTA project described on Schedule 4.1. As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) or sales of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction other than a disposition of property or assets at fair market value in the ordinary course of business.

      SECTION 8.6. Restrictions on Certain Amendments. Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing Debt, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect the Purchasers or the holders of the Securities without the prior written consent of the Purchasers.

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      SECTION 8.7 Prohibition on Discounted Equity Offerings; Registration
Rights.

            (a) In addition to and not in lieu of the covenant specified in
      Section 8.1 above, until such time as all of the Convertible Notes have been either redeemed or converted into Conversion Shares in full, the Company agrees that it will not issue any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities (the "Derivative Securities"), on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities at a conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance so long as such conversion is not below the Market Price on the date of issuance (each such event, a "Discounted Equity Offering"). As used herein, "discount" shall include, but not be limited to, (i) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant, is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then at a price below the Market Price on such date of exercise or conversion, as the case may be, or (ii) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters' warrants) shall be excluded.

            (b) Until such time as all of the Convertible Notes have been either redeemed or converted into Conversion Shares in full, the Company agrees it will not issue any of its equity securities (or Derivative Securities), unless any shares of Common Stock issued or issuable in connection therewith are "restricted securities". As used herein "restricted securities" shall mean securities which may not be sold by virtue of contractual restrictions imposed by the Company either pursuant to an exemption from registration under the Securities Act or pursuant to a registration statement filed by the Company with the Commission, in each case prior to twelve (12) months following the date of issuance of such securities.

            (c) The restrictions contained in this Section 8.7 shall not apply to the issuance by the Company of (or the agreement to issue) Common Stock or Derivative Securities in connection with (i) the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement, (ii) stock option or other compensatory plans, or (iii) issuance of Common Stock pursuant to the terms of the Equity Agreement.

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      SECTION 8.8. Limitation on Stock Repurchases. The Company shall not, without the written consent of the Majority Holders, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

      SECTION 8.9. Pension Plans. The Company shall not, without the written consent of the Majority Holders, which shall not be unreasonably withheld, create any Plan.

      SECTION 8.10. Consolidated Net Worth. Beginning with the fiscal quarter ending December 31, 1997, the Company will not permit its Consolidated Net Worth at the end of any fiscal quarters to be less than $25 million.

                                  ARTICLE IX

                             RESTRICTIVE LEGENDS

      SECTION 9.1. Restrictions on Transfer. From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Each Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Article IX.

      SECTION 9.2. Restrictive Legends.

      (a) Each certificate for Securities issued to a Purchaser or to a subsequent transferee shall (except as contemplated by Section 7.11 and Section
9.1 hereof) include a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT.

      SECTION 9.3. Notice of Proposed Transfers. Prior to any proposed Transfer of the Securities (other than a Transfer (i) registered or exempt from registration under the Securities Act, (ii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a)

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under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement and the Registration Rights Agreement, or
(iii) to be made in reliance on Rule 144 under the Securities Act), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (A) an opinion of counsel reasonably acceptable to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.

                                  ARTICLE X

                   ADDITIONAL AGREEMENTS AMONG THE PARTIES

      SECTION 10.1. Liquidated Damages.

      (a) The Company shall, and shall use its best efforts to cause its transfer agent to, issue and deliver shares of Common Stock consistent with Section 7.11 hereof within five (5) New York Stock Exchange Trading Days of delivery of a Notice of Conversion or Notice of Exercise, as applicable (the "Deadline") to the Purchaser (or any party receiving Securities by transfer from such Purchaser) at the address of the Purchaser set forth in the Notice of Conversion or Notice of Exercise, as the case may be. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to the Purchaser.

            (b) Without in any way limiting the Purchaser's right to pursue other remedies, including actual damages and/or equitable relief, the Company agrees that if delivery of the Conversion Shares or Warrant Shares is more than one (1) Business Day after the Deadline (other than a failure due to the circumstances described in Section 4.3 of the Convertible Notes, which failure shall be governed by such Section) the Company shall pay to each Purchaser, as liquidated damages and not as a penalty, $500 for each $100,000 of Convertible Notes then outstanding per day in cash, for each of the first ten (10) days beyond the Deadline, and $1,000 for each $100,000 of Convertible Notes then outstanding per day in cash for each day thereafter that the Company fails to deliver such Common Stock. Such cash amount shall be paid to each Purchaser by the fifth day of the month following the month in which it has accrued or, at the option of the Purchaser (by written notice to the

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      Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of the Convertible Note (if then outstanding) payable to such Purchaser, in which event interest shall accrue thereon in accordance with the terms of the Convertible Notes and such additional principal amount shall be convertible into Common Stock in accordance with the terms of the Convertible Notes.

      SECTION 10.2. Conversion Notice. The Company agrees that, in addition to any other remedies which may be available to the Purchasers, including, but not limited to, the remedies available under Section 10.1, in the event the Company fails for any reason (other than as a result of actions taken by a Purchaser in breach of this Agreement) to effect delivery to a Purchaser of certificates with or without restrictive legends as contemplated by Article IX representing the shares of Common Stock on or prior to the Deadline after conversion of any Convertible Notes or exercise of any Warrant, such Purchaser will be entitled, if prior to the delivery of such certificates, to revoke the Notice of Conversion or Notice of Exercise, as applicable, by delivering a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise.

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      SECTION 10.3 Conversion Limit.

            (a) Notwithstanding the conversion rights under the Convertible Notes and exercise rights under the Warrants, unless the Purchaser delivers a waiver in accordance with the immediately following sentence, in no event shall the Purchaser be entitled to convert any portion of the Convertible Notes or exercise any portion of the Warrants, in excess of that portion of the Convertible Notes or Warrants upon conversion and exercise, as applicable, of which the sum of (i) the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Convertible Note and unexercised portion of the Warrants, or other Derivative Securities convertible into or exchangeable for shares of Common Stock which contain a limitation similar to that set forth in this Section 10.3), and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Convertible Note or issuable upon exercise the portion of the Warrants with respect to which this determination is being made, would result in beneficial ownership by the Purchaser and its Affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of this
      Section 10.3(a), beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this Section 10.3(a). The foregoing limitation shall not apply and shall be of no further force or effect (i) immediately preceding and upon the occurrence of any voluntary or mandatory redemption or repayment transaction described herein or in the Convertible Notes, (ii) immediately preceding and upon any Sale Event,
      (iii) on the Maturity Date or (iv) following the occurrence of any Event of Default which is not cured within the greater of the applicable time period specified in either (A) such written notice of Purchaser or (B)
      Section 12.1 hereof.

            (b) Upon the occurrence of a Nasdaq Redemption Event, if the Company is obligated to repay the Convertible Notes at the Formula Price as described in Section 4.3 thereof, the Company shall, in addition thereto, redeem the Warrants contemporaneous with the repayment of the Convertible Notes at the Warrant Redemption Price. The term "Warrant Redemption Price" shall mean the greater of (x) the appraised value of the Warrants on the date they are called for redemption (determined with reference to the "Black Scholes" or similar option pricing model) and (y) the product of the excess of (i) the Market Value of the Common Stock on the date that the Warrants are redeemed over (ii) the exercise price of the Warrants.

      SECTION 10.4 Registration Rights.

            (a) The Company shall grant the Purchasers registration rights covering the Conversion Shares and Warrant Shares (the "Registrable Securities") on the terms set forth in the Registration Rights Agreement and herein.

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            (b) The Company shall prepare and file within 21 days of the First
      Closing Date a registration statement (the "Registration Statement") on Form S-3 (or such other form as is then available for registration) covering the sale of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission no later than the earlier to occur of (x) 111 days following the First Closing Date, (y) 90 days following the filing of the Registration Statement or (z) ten (10) Business Days after the receipt of a "no review" or similar letter from the Commission (the "Required Effectiveness Date"). The Company shall pay all expenses of registration (other than underwriting fees and discounts, if any, in respect of Registrable Securities offered and sold under such Registration Statement by the Purchasers).

            (c) If the Registration Statement is (x) not declared effective by the Commission by the Required Effectiveness Date, or (y) such effectiveness is not maintained for a period of six (6) years after the Closing (including but not limited to the occurrence of any event that results in any prospectus or supplemental prospectus containing an untrue statement of a material fact or omitting a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading) (subject to the right of the Company to suspend the effectiveness thereof for not more than 10 consecutive days or an aggregate of 30 days during such six (6) year period) (the "Registration Maintenance Period"), the Company shall pay to the Purchasers monthly, as liquidated damages and not as a penalty, an aggregate amount of $500 for each day the Registration Statement is not declared effective by the Commission by the Required Effectiveness Date or such effectiveness is not maintained for the Required Maintenance Period (the "Default Fee") for so long as more than 10,000 shares of Common Stock are held, directly or beneficially as a result of the terms of the Convertible Notes, Warrants, Equity Agreement or the Common Stock Purchase Warrants issued pursuant to the terms of the Equity Agreement, by any of the Purchasers.

            (d) Any such Default Fee shall be paid in cash by the Company to the Purchasers by wire transfer in immediately available funds on the last day of each calendar week following the event requiring its payment.

            (e) If, for any reason (including but not limited to the issuance of all shares of Common Stock covered by the prospectus included in the Registration Statement), the Default Fee is incurred for a period of forty-five (45) days (a "Registration Default"), the holders of a majority of the Convertible Notes then outstanding may elect to cause the Company to repay the Convertible Notes in full at the Formula Price.

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                                  ARTICLE XI

                          ADJUSTMENT OF FIXED PRICE

      SECTION 11.1. Reorganization. The exercise price of the Warrants. the Conversion Price and the dollar amount set forth in Section 6.2(h) (collectively, the "Fixed Prices") shall be adjusted, as applicable, as hereafter provided.

      SECTION 11.2. Share Reorganization. If and whenever the Company shall:

            (i) subdivide the outstanding shares of Common Stock into a greater number of shares;

            (ii) consolidate the outstanding shares of Common Stock into a smaller number of shares;

            (iii) issue Common Stock or securities convertible into or exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock; or

            (iv) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock;

any of such events being herein called a "Share Reorganization", then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the applicable Fixed Price in effect on such record or effective date, as the case may be, by a fraction of which:

            (I) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction); and

            (II) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date.

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      SECTION 11.3. Rights Offering. If and whenever the Company shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date of such issue, to subscribe for or purchase Common Stock (or Derivative Securities), at a price per share (or, in the case of securities convertible into or exchangeable for Common Stock, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a "Rights Offering"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

      (i) the numerator shall be the sum of:

            (I) the number of shares of Common Stock outstanding on such record date; and

            (II) a number obtained by dividing:

            (A) either,

                  (x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

                  (y) the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

            (B) the Market Price of the Common Stock on such record date; and

      (ii) the denominator shall be the sum of:

            (I) the number of shares of Common Stock outstanding on such record date; and

            (II) the number of shares of Common Stock so offered for subscription or purchase (or, in the case of Derivative Securities, the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

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To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the applicable Fixed Price shall be readjusted effective immediately after such expiry time to the applicable Fixed Price which would then have been in effect upon the number of shares of Common Stock (or Derivative Securities) actually delivered upon the exercise of such rights, options or warrants.

      SECTION 11.4. Special Distribution. If and whenever the Company shall issue or distribute to all or substantially all the holders of Common Stock:

            (i) shares of the Company of any class, other than Common Stock;

            (ii) rights, options or warrants; or

            (iii) any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

            (i) the numerator shall be the difference between:

            (A) the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and

            (B) the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Stock), and

            (ii) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

      SECTION 11.5. Capital Reorganization. If and whenever there shall occur:

            (i) a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization;

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            (ii) a consolidation, merger or amalgamation of the Company with, or into another body corporate; or

            (iii) the transfer of all or substantially all of the assets of the Company to another body corporate;

(any such event being herein called a "Capital Reorganization"), then in each such case the holder who exercises the right to convert Convertible Notes or exercise the Warrants after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that such holders shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

      SECTION 11.6 Purchase Price Adjustments. In case at any time and from time to time the Company shall issue any shares of Common Stock or Derivative Securities convertible or exercisable for shares of Common Stock (the number of shares so issued, or issuable upon conversion or exercise of such Derivative Securities, as applicable, being referred to as "Additional Shares of Common Stock") for consideration less than the then Market Price at the date of issuance of such shares of Common Stock or such Derivative Securities, in each such case the Conversion Price shall, concurrently with such issuance, be adjusted by multiplying the Conversion Price immediately prior to such event by a fraction: (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued would purchase at the Market Price and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued or sold.

      SECTION 11.7. Adjustment Rules. The following rules and procedures shall be applicable to adjustments made in this Article XI:

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            (a) no adjustment in the applicable Fixed Price shall be required unless such adjustment would result in a change of at least 1% in the applicable Fixed Price then in effect, provided, however, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

            (b) if any event occurs of the type contemplated by the adjustment provisions of this Article XI but not expressly provided for by such provisions, the Company will give notice of such event as provided herein, and the Company's board of directors will make an appropriate adjustment in the Fixed Price so that the rights of the holders of the applicable Security shall not be diminished by such event; and

            (c) if a dispute shall at any time arise with respect to any adjustment of the applicable Fixed Price, such dispute shall be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the Directors and any such determination shall be binding upon the Company and Purchasers.

      SECTION 11.8. Certificate as to Adjustment. The Company shall from time to time promptly after the occurrence of any event which requires an adjustment in the applicable Fixed Price deliver to the Purchasers a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the applicable Fixed Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

      SECTION 11.9. Notice to Noteholders. If the Company shall fix a record date for:

            (a) any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

            (b) any Rights Offering.,

            (c) any Special Distribution,

            (d) any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares),

            (e) Sale Event; or

            (f) any cash dividend,

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the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to the Purchasers notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.

                                 ARTICLE XII

                              EVENTS OF DEFAULT

      SECTION 12.1. Events of Default. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

            (a) failure by the Company to pay or prepay when due, all or any part of the principal on any of the Convertible Notes (whether by virtue of the agreements specified in this Agreement or the Convertible Notes);

            (b) failure by the Company to pay (i) within five (5) Business Days of the due date thereof any interest on any Convertible Notes or (ii) within five (5) Business Days following the delivery of notice to the Company of any fees or any other amount payable (not otherwise referred to in (a) above or this clause (b)) by the Company under this Agreement or any other Transaction Agreement or pursuant to the Equity Agreement;

            (c) failure by the Company to timely comply with the requirements of
      Section 7.11 or 10.1 hereof, which failure is not cured within five (5) Business Days of such failure;

            (d) failure on the part of the Company to observe or perform any covenant contained in Sections 7.10, 7.11, 7.14, 7.15 or Article VIII of this Agreement;

            (e) failure on the part of the Company to observe or perform any covenant or agreement contained in any Transaction Agreement (other than those covered by clauses (a), (b), (c), (d) or (e) above) for 30 days from the date of such occurrence;

            (f) the trading in the Common Stock shall have been suspended by the Commission or by the Nasdaq Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the Nasdaq Market, the Common Stock is then listed and approved for trading on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock market's Small Cap Market, or the Nasdaq National Market within ten (10) Trading Days thereof);

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

            (g) failure of the Company to file the Listing Applications within twenty (20) Business Days of the Closing Date, which failure is not cured within five (5) Business Days of such failure;

            (h) the Company shall have its Common Stock delisted from the Nasdaq Market for at least ten (10) consecutive Trading Days and is unable to obtain a listing on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock market's Small Cap Market or the Nasdaq Stock Market's National Market within such ten (10) Trading Days;

            (i) the Registration Statement shall not have been declared effective by the Commission by the Required Effectiveness Date, or such effectiveness shall not be maintained for the Registration Maintenance Period, in each case which results in the Company incurring the Default Fee for a period in excess of 45 days;

            (j) the Company or any Subsidiary has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

            (k) an involuntary case or other proceeding has been commenced against the Company or any Subsidiary seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (l) default in any provision (including payment) of any agreement governing the terms of any Debt of the Company or any Subsidiary in excess of $1,000,000, which has not been cured within any applicable period of grace associated therewith;

            (m) judgments or orders for the payment of money which in the aggregate at any one time exceed $1,000,000 and are not covered by insurance have been rendered against the

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

      Company or any Subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days; or

            (n) any representation, warranty, certification or statement made by the Company in any Transaction Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Transaction Agreement shall prove to have been untrue in any material respect when made.

then, and in every such occurrence, any Purchaser may, with respect to an Event of Default specified in paragraphs (a) or (b), and the Majority Holders may, with respect to any other Event of Default, by notice to the Company, declare the Convertible Notes to be, and the Convertible Notes shall thereon become immediately due and payable; provided that in the case of any of the Events of Default specified in paragraph (k) or (l) above with respect the Company or any Subsidiary, then, without any notice to the Company or any other act by any Purchaser, the entire amount of the Convertible Notes shall become immediately due and payable, provided further, if any Event of Default has occurred and is continuing, and irrespective of whether any Convertible Note has been declared immediately due and payable hereunder, any Purchaser of Convertible Notes may proceed to protect and enforce the rights of such Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Convertible Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and provided further, in the case of any Event of Default, the amount declared due and payable on the Convertible Notes shall be the Formula Price thereof.

      SECTION 12.2. Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Purchasers is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Convertible Notes or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Purchasers.

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

                                  ARTICLE XIII

                                  MISCELLANEOUS

      SECTION 13.1. Notices. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

      SECTION 13.2. No Waivers; Amendments.

            (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without the consent of each holder of any Convertible Note affected thereby, an amendment or waiver may not (a) reduce the aggregate principal amount of Convertible Notes whose holders must consent to an amendment or waiver, (b) reduce the rate or extend the time for payment of interest on any Convertible Note, (c) reduce the principal amount of or extend the stated maturity of any Convertible Note or (d) make any Convertible Note payable in money or property other than as stated in such Convertible Note. In determining whether the holders of the requisite principal amount of Convertible Notes have concurred in any direction, consent, or waiver as provided in any Transaction Agreement, Convertible Notes which are owned by the Company or any other obligor on or guarantor of the Convertible Notes, or by any Person Controlling, Controlled by, or under common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of the Purchasers and their affiliates otherwise than solely in their capacities as holders of Convertible Notes shall be effective with respect to them without their prior written consent.

      SECTION 13.3. Indemnification.

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

            (a) The Company agrees to indemnify and hold harmless each Purchaser, its Affiliates, and each Person, if any, who controls such Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each, a "Controlling Person"), and the respective partners, agents, employees, officers and Directors of each Purchaser, their Affiliates and any such Controlling Person (each an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than the Purchasers unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; provided that the Company will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

            (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general

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

      allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchasers. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchasers, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchasers and the other Indemnified Parties, satisfactory in form and substance to the Purchasers, from all liability arising out of such action, claim, suit or proceeding.

            (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasers on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchasers on the other, but also the relative fault of the Company and the Purchasers as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 13.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Purchasers pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchasers on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 13.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this

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

      Agreement and the other Transaction Agreements and the payment in full of the Convertible Notes and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any other Indemnified Party.

      SECTION 13.4. Expenses: Documentary Taxes. The Company agrees to pay (i) the greater of $25,000 or all actual reasonable out-of-pocket expenses of the Purchasers, including fees and disbursements of counsel (the "Expense Reimbursement Fee"), in connection with (x) the negotiation and preparation of the Transaction Agreements and (y) any waiver or consent hereunder or under any other Transaction Agreement or any amendment hereof or thereof and (ii) all reasonable out-of-pocket expenses of the Purchasers and each holder of Securities, including fees and disbursements of counsel, in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Agreement or the issuance of the Securities to the Purchasers, excluding their assigns.

      SECTION 13.5. Payment. The Company agrees that, so long as a Purchaser shall own any Convertible Notes purchased by it from the Company hereunder, the Company will make payments to such Purchaser of all amounts due thereon by wire transfer by 4:00 P.M. (New York City time).

      SECTION 13.6. Successors and Assigns. This Agreement shall be binding upon the Company and upon the Purchasers and their respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchasers and their affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

      SECTION 13.7. Brokers. Except for a cash fee of one percent (1%) of the aggregate funded amount of the Convertible Notes (and Warrants equal to one percent (1%) of the funded amount of the Convertible Notes) payable to LKB Financial, LLC, the Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or the Purchasers in connection with the sale of the Securities.

      SECTION 13.8. New York Law; Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Agent. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL

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LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 13.9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless a failure of consideration would result thereby.

      SECTION 13.10 Survival. All provisions contained in this Agreement (unless specifically noted to the contrary) shall survive the payment in full of the Convertible Notes and shall remain operative and in full force and effect.

      SECTION 13.11. Counterparts. This Agreement may be executed by telecopy signature and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.

                           [Signature page follows]

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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                    AMERICAN INTERNATIONAL
                                    PETROLEUM CORPORATION

                                    By:    s/ Denis J. Fitzpatrick
                                          -----------------------------------
                                    Name:  Denis J. Fitzpatrick
                                          -----------------------------------
                                    Title: Vice President and
                                              Chief Financial Officer
                                          -----------------------------------

                                    Address:    444 Madison Avenue
                                                New York, New York 10022
                                                Fax:  (212) 688-6657
                                                Attn:  George Faris

                                    INFINITY INVESTORS LIMITED

                                    By:    s/ James A. Loughran
                                          -----------------------------------
                                    Name:  James A. Loughran
                                          -----------------------------------
                                    Title: Director
                                          -----------------------------------

                                    Address:    38 Hertford Street
                                                London, England W1Y 7TG
                                    Fax:        011-33-171-355-4975
                                    Attn:       J. A. Loughran

      With copy to:                 HW Partners, L.P.
                                    1601 Elm Street
                                    4000 Thanksgiving Tower
                                    Dallas, Texas 75201
                                    Telephone:  (214) 720-1600
                                    Fax:  (214) 720-1667
                                    Attn.:  Stuart Chasanoff, Esq.

                                    INFINITY EMERGING
                                    OPPORTUNITIES LIMITED

                                    By:    s/ James A. Loughran
                                          -----------------------------------
                                    Name:  James A. Loughran
                                          -----------------------------------
                                    Title: Director
                                          -----------------------------------

                                    Address:    38 Hertford Street
                                                London, England  W1Y 7TG
                                    Fax:        011-44-171-355-4975
                                    Attn:       J. A. Loughran

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

      With a copy to:               HW Partners, L.P.
                                    1601 Elm Street
                                    4000 Thanksgiving Tower
                                    Dallas, Texas 75201
                                    Telephone:  (214) 720-1600
                                    Fax:  (214) 720-1667
                                    Attn.:  Stuart Chasanoff, Esq.

                                    SUMMIT CAPITAL LIMITED

                                    By:    s/ James E. Martin
                                          -----------------------------------
                                    Name:  James E. Martin
                                          -----------------------------------
                                    Title: President
                                          -----------------------------------

                                    Address:    38 Hertford Street
                                                London, England  W1Y 7TG
                                    Fax:        011-44-171-355-4975
                                    Attn:       J. A. Loughran

      With a copy to:               HW Partners, L.P.
                                    1601 Elm Street
                                    4000 Thanksgiving Tower
                                    Dallas, Texas 75201
                                    Telephone:  (214) 720-1600
                                    Fax:  (214) 720-1667
                                    Attn.:  Stuart Chasanoff, Esq.

                                    GLACIER CAPITAL LIMITED

                                    By:    s/ James E. Martin
                                          -----------------------------------
                                    Name:  James E. Martin
                                          -----------------------------------
                                    Title: President
                                          -----------------------------------

                                    Address:    38 Hertford Street
                                                London, England  W1Y 7TG
                                    Fax:        011-44-171-355-4975
                                    Attn:       J. A. Loughran

      With a copy to:               HW Partners, L.P.
                                    1601 Elm Street
                                    4000 Thanksgiving Tower
                                    Dallas, Texas 75201
                                    Telephone:  (214) 720-1600
                                    Fax:  (214) 720-1667
                                    Attn.:  Stuart Chasanoff, Esq.

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

                        ACKNOWLEDGMENT OF SECTION 7.15

      The undersigned persons hereby acknowledge Section 7.15 of this Agreement and agree to be bound by the restrictions imposed by such Section in their individual capacities.

                              s/ Denis J. Fitzpatrick
                              ------------------------------
                              Denis J. Fitzpatrick

s/ George N. Faris
---------------------------
George N. Faris

s/ William Tracy
---------------------------
William Tracy

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

                                    SCHEDULES

I.          Allocation of Securities Among Purchasers
4.1         List of Subsidiaries; Description of NAFTA and St. Mark's Projects
4.3         Capitalization
4.17        Leases
4.22        Liens
4.27        Budget
7.15        List of Executive Officers and Directors
8.1         Stock Option Plans
8.3         Affiliates Agreements

                                    EXHIBITS

Exhibit A   -     Form of Convertible Note
Exhibit B   -     Form of Warrant
Exhibit C   -     Form of Registration Rights Agreement
Exhibit D   -     Form of Equity Agreement
Exhibit E   -     Form of Solvency Certificate
Exhibit F   -     Form of Officer's Certificate
Exhibit G   -     Form of Company Counsel's Opinion
Exhibit H   -     Form of Amendment Agreement

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

                                 SCHEDULE 2.1

                                  SECURITIES

------------------------------------------------------------------------------------------
                                        Aggregate Principal                    Number of
         Name/Address                     Amount of Notes   Purchase Price  Warrant Shares
------------------------------------------------------------------------------------------
Glacier Capital Limited                      $1,500,000         1,485,000        420,000
------------------------------------------------------------------------------------------
Summit Capital Limited                       $1,500,000         1,485,000        420,000
------------------------------------------------------------------------------------------
Infinity Emerging Opportunities Limited      $2,000,000         1,980,000        560,000
------------------------------------------------------------------------------------------
TOTAL                                        $5,000,000        $4,950,000      1,400,000
------------------------------------------------------------------------------------------